Exhibit 99.1

Apollo Investment Corporation Announces

Quarter and Fiscal Year Ended March 31, 2008 Financial Results and

June 2008 Quarterly Dividend of $0.52 Per Share

NEW YORK—May 28, 2008—Apollo Investment Corporation (NASDAQ-GS: AINV) today announces financial results for its quarter and the fiscal year ended March 31, 2008. Additionally, Apollo Investment Corporation announces that its Board of Directors has declared its first fiscal quarter June 2008 dividend of $0.52 per share, payable on June 26, 2008 to stockholders of record as of June 19, 2008. The dividend will be paid from taxable earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2008:

Total Assets: $3.7 billion

Investment Portfolio: $3.2 billion

Net Assets: $1.9 billion

Net Asset Value per share: $15.83

Portfolio Activity for the Quarter Ended March 31, 2008:

Total investments made during the quarter: $203 million

Sales and prepayments during the quarter: $103 million

Number of new portfolio companies invested: 2

Number of portfolio company exits: 1

Portfolio Activity for the Fiscal Year Ended March 31, 2008:

Total investments made during the fiscal year: $1.8 billion

Sales and prepayments during the fiscal year: $714 million

Number of new portfolio companies invested: 27

Number of portfolio company exits: 13

Number of portfolio companies at end of fiscal year: 71

Operating Results for the Quarter Ended March 31, 2008 (in thousands, except per share amounts):

Net investment income: $43,725

Net realized gains (losses): ($4,573)

Net change in unrealized appreciation (depreciation): ($201,529)

Net increase (decrease) in net assets from operations: ($162,377)

Net investment income per share: $0.37

Net realized gains (losses) per share: ($0.04)

Net change in unrealized appreciation (depreciation) per share: ($1.69)

Operating Results for the Fiscal Year Ended March 31, 2008 (in thousands, except per share amounts):

Net investment income: $201,606

Net realized gains (losses): $54,300

Net change in unrealized appreciation (depreciation): ($289,344)

Net increase (decrease) in net assets from operations: ($33,348)

Net investment income per share: $1.82

Net realized gains (losses) per share: $0.43

Net change in unrealized appreciation (depreciation) per share: ($2.33)

Conference Call/Webcast at 11:00 a.m. ET on May 29, 2008

The Company will host a conference call and webcast at 11:00 a.m. (Eastern Time) on Thursday, May 29, 2008 to discuss its quarterly and fiscal year results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call. International callers should dial (973) 633-6740. All callers should reference Apollo Investment Corporation or “conference ID #45684793”. An archived replay of the call will be available through June 12, 2008 by calling (800) 642-1687. International callers please dial (706) 645-9291. For all telephone replays, please reference pin #45684793. In addition, you can access our audio webcast within the Investor Relations section of our website at www.apolloic.com. An archived replay of the webcast will also be available on our website later that day.

Portfolio and Investment Activity

During the quarter ended March 31, 2008, we were cautious and patient investors, especially early in the quarter where we saw a prolonged, material weakness in the technical drivers of the credit markets. More importantly, the markets began to trough toward the back half of the quarter and we were able to make add-on investments to five existing portfolio company investments at attractive values. During the quarter we also invested in two new portfolio companies and participated in one existing portfolio company’s refinancing in support of an acquisition. Investments totaled $203 million for the quarter. Sales and prepayments totaled $103 million for the quarter which included the full prepayment of one of our successful European mezzanine investments in early January 2008.

Total investments for the entire fiscal year ended March 31, 2008 amounted to $1.8 billion across 27 new and numerous existing portfolio companies. This compares to investing $1.4 billion in 24 new and several existing portfolio companies for the previous fiscal year ended March 31, 2007. Investments sold and prepaid during the fiscal year ended March 31, 2008 totaled $714 million versus $845 million for the fiscal year ended March 31, 2007.

At March 31, 2008, our net portfolio consisted of 71 portfolio companies and was invested 22% in senior secured loans, 57% in subordinated debt, 6% in preferred equity and 15% in common equity and warrants versus 57 portfolio companies invested 26% in senior secured loans, 61% in subordinated debt, 4% in preferred equity and 9% in common equity and warrants at March 31, 2007.

The weighted average yields on our senior secured loan portfolio, subordinated debt portfolio and total debt portfolio at our current cost basis were 10.0%, 12.8% and 12.0%, respectively, at March 31, 2008. At March 31, 2007, the yields were 12.3%, 13.5%, and 13.1%, respectively.

Since the initial public offering of Apollo Investment Corporation in April 2004 and through March 31, 2008, total invested capital exceeds $5.2 billion in 112 portfolio companies. Over the same period, Apollo Investment has also completed transactions with 80 different financial sponsors.

Senior secured loans and European mezzanine loans typically accrue interest at variable rates determined on the basis of a benchmark: LIBOR, EURIBOR, GBP LIBOR, or the prime rate, with stated maturities at origination that typically range from 5 to 10 years. While subordinated debt issued within the United States will typically accrue interest at fixed rates, some of these investments may include zero-coupon and/or step bonds that accrue income on a constant yield to call or maturity basis. At March 31, 2008, 62% or $1.6 billion of our interest-bearing investment portfolio is fixed rate debt and 38% or $1.0 billion is floating rate debt. At March 31, 2007, 64% or $1.4 billion of our interest-bearing investment portfolio was fixed rate debt and 36% or $0.8 billion was floating rate debt.

RESULTS OF OPERATIONS

Results comparisons are for the fiscal years ended March 31, 2008, March 31, 2007 and March 31, 2006.

Investment Income

For the fiscal years ended March 31, 2008, March 31, 2007 and March 31, 2006, gross investment income totaled $357.9 million, $266.1 million and $152.8 million, respectively. The continued increase in gross investment income for fiscal years 2007 and 2008 was primarily due to the growth of our investment portfolio as compared to previous fiscal periods. Origination, closing and/or commitment fees associated with investments in portfolio companies are accreted into interest income over the respective terms of the applicable loans.

Expenses

Net expenses totaled $154.4 million, $139.7 million and $63.7 million, respectively, for the fiscal years ended March 31, 2008, March 31, 2007 and March 31, 2006, of which $30.4 million, $57.9 million and $22.3 million, respectively, were performance-based incentive fees and $55.8 million, $34.4 million and $13.0 million, respectively, were interest and other credit facility expenses. Net expenses exclusive of performance-based incentive fees and interest and other credit facility expenses for the years ended March 31, 2008, March 31, 2007 and March 31, 2006 were $68.2 million, $47.4 million and $28.4 million, respectively. Of these expenses, general and administrative expenses totaled $8.3 million, $6.8 million and $5.0 million, respectively, for the fiscal years ended March 31, 2008, 2007 and 2006. In addition, excise tax expense totaled $1.9 million, $1.1 million, and $0 for the fiscal years ended March 31, 2008, 2007 and 2006. Expenses consist of base investment advisory and management fees, insurance expenses, administrative services fees, professional fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses. The increases in net expenses from fiscal 2006 to 2007 and fiscal 2007 to 2008 were primarily related to increases in base management fees and other general and administrative expenses related to the growth of our investment portfolio as compared to the previous periods.

Net Investment Income

The Company’s net investment income totaled $201.6 million, $125.3 million and $89.1 million, respectively, for the fiscal years ended March 31, 2008, 2007 and 2006.

Net Realized Gains

The Company had investment sales and prepayments totaling $714 million, $845 million and $452 million, respectively, for the fiscal years ended March 31, 2008, 2007 and 2006. Net realized gains for the fiscal years ended March 31, 2008, 2007 and 2006 were $54.3 million, $132.9 million and $11.2 million, respectively. The significant increase in net realized gains from fiscal year 2006 to fiscal year 2007 was primarily due to a gain of $107.6 million realized from GS Prysmian Co-Invest LP (pursuant to a sale and purchase agreement dated as of January 24, 2007, along with the GS Funds, GS Prysmian Co-Invest LP agreed to sell its remaining equity securities it owned in Prysmian (Lux) Sarl to a newly created entity for cash and equity securities consideration totaling € 85.6 million).

Net Unrealized Appreciation (Depreciation) on Investments, Cash Equivalents and Foreign Currencies

For the fiscal year ended March 31, 2008 net unrealized appreciation on the Company’s investments, cash equivalents, foreign currencies and other assets and liabilities decreased $289.3 million. For the fiscal years ended March 31, 2007 and 2006, net unrealized appreciation on the Company’s investments, cash equivalents, foreign currencies and other assets and liabilities increased $54.0 million and $20.1 million, respectively. At March 31, 2008, net unrealized depreciation totaled $197.1 million versus net unrealized appreciation of $92.2 million at March 31, 2007.

Net Increase (Decrease) in Net Assets From Operations

For the fiscal year ended March 31, 2008, the Company had a net decrease in net assets resulting from operations of $33.4 million. For the fiscal years ended March 31, 2007 and 2006, the Company had a net increase in net assets resulting from operations of $312.2 million and $120.4 million, respectively. The net decrease in net assets from operations per share was $0.30 for the year ended March 31, 2008. For the years ended March 31, 2007 and 2006, the net increase in net assets from operations per share was $3.64 and $1.90, respectively.

LIQUIDITY AND CAPITAL RESOURCES

On September 18, 2007, the Company closed on a public offering of 14.95 million shares of common stock at $20.00 per share raising approximately $285.5 million in net proceeds. The Company’s liquidity and capital resources are also generated and available through its senior secured, multi-currency $1.7 billion, five-year, revolving credit facility maturing in April 2011 as well as from cash flows from operations, investment sales and prepayments of senior and subordinated loans and income earned from investments and cash equivalents. At March 31, 2008, the Company has $1.6 billion in borrowings outstanding and $0.1 billion remaining unused. In addition, the Company held cash and cash equivalents on its balance sheet totaling $415.0 million. In the future, the Company may raise additional equity or debt capital off its shelf registration or may securitize a portion of its investments among other considerations. The primary use of funds will be investments in portfolio companies, cash distributions to our stockholders and for other general corporate purposes. In addition, on May 16, 2008, the Company closed on a public offering of 22.3 million shares of common stock at $17.11 per share raising approximately $369.6 million in net proceeds.

Dividends

Dividends paid to stockholders for the fiscal years ended March 31, 2008, 2007 and 2006 totaled $230.9 million or $2.07 per share, $168.4 million or $1.93 per share, and $102.7 million or $1.63 per share, respectively. The following table summarizes our quarterly dividends paid to stockholders for the fiscal years ended March 31, 2008, 2007 and 2006, respectively:

Declared Dividends
Fiscal Year Ending March 31, 2008
Fourth Fiscal Quarter	$0.52
Third Fiscal Quarter	$0.52
Second Fiscal Quarter	$0.52
First Fiscal Quarter	$0.51

Fiscal Year Ending March 31, 2007
Fourth Fiscal Quarter	$0.51
Third Fiscal Quarter	$0.50
Second Fiscal Quarter	$0.47
First Fiscal Quarter	$0.45

Fiscal Year Ending March 31, 2006
Fourth Fiscal Quarter	$0.45
Third Fiscal Quarter	$0.44
Second Fiscal Quarter	$0.43
First Fiscal Quarter	$0.31

The tax character of dividends paid during the fiscal year ended March 31, 2008 was as follows:

Ordinary income	$130,394
Long-term capital gains	100,495

Total Dividends Paid	$230,889

As of March 31, 2008, the components of accumulated losses on a tax basis were as follows:

Distributable ordinary income	$137,112
Other book/tax temporary differences	(18,210)
Unrealized depreciation	(204,909)

Total accumulated losses	$(86,007)

As of March 31, 2008, we had a post-October currency loss deferral of $18,159.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	March 31, 2008	March 31, 2007
Assets
Non-controlled/non-affiliated investments, at value (cost—$3,139,047 and $2,244,400, respectively)	$2,986,556	$2,348,981
Controlled investments, at value (cost—$247,400 and $0, respectively)	246,992	—
Cash equivalents, at value (cost—$404,063 and $1,089,792, respectively)	403,898	1,089,792
Cash	8,954	7,326
Foreign currency (cost—$2,140 and $832, respectively)	2,130	834
Interest receivable	46,643	35,217
Dividends receivable	23,024	6,987
Receivable for investments sold	—	28,248
Receivable from Investment Adviser	231	—
Prepaid expenses and other assets	5,896	5,833

Total assets	$3,724,324	$3,523,218

Liabilities
Credit facility payable	$1,639,122	$492,312
Payable for investments and cash equivalents purchased	142,339	1,134,561
Management and performance-based incentive fees payable	26,969	43,579
Dividends payable	9,368	—
Interest payable	6,178	1,848
Accrued administrative expenses	288	200
Other liabilities and accrued expenses	2,152	970

Total liabilities	$1,826,416	$1,673,470

Net Assets
Common stock, par value $.001 per share, 400,000 and 400,000 common shares authorized, respectively, and 119,894 and 103,508 issued and outstanding, respectively	$120	$104
Paid-in capital in excess of par	1,983,795	1,673,191
Undistributed net investment income	24,959	—
Distributions in excess of net investment income	—	(16,283)
Accumulated net realized gain	86,136	100,494
Net unrealized appreciation (depreciation)	(197,102)	92,242

Total Net Assets	$1,897,908	$1,849,748

Total liabilities and net assets	$3,724,324	$3,523,218

Net Asset Value Per Share	$15.83	$17.87

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended March 31,
	2008	2007	2006
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:
Interest	$321,684	$245,348	$139,376
Dividends	14,551	18,021	3,656
Other Income	4,643	2,732	9,795
From controlled investments:
Dividends	7,000	—	—
Other Income	10,000	—	—

Total Investment Income	357,878	266,101	152,827

EXPENSES:
Management fees	$59,871	$40,569	$23,408
Performance-based incentive fees	30,449	57,912	22,285
Interest and other credit facility expenses	55,772	34,375	12,950
Administrative services expense	3,450	2,437	1,470
Insurance expense	776	819	844
Other general and administrative expenses	4,360	3,700	2,777

Total expenses	154,678	139,812	63,734
Expense offset arrangement	(273)	(128)	(50)

Net expenses	154,405	139,684	63,684

Net investment income before excise taxes	203,473	126,417	89,143
Excise tax expense	(1,867)	(1,099)	—

Net investment income	$201,606	$125,318	$89,143

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments and cash equivalents	93,261	149,653	7,146
Foreign currencies	(38,961)	(16,771)	4,019

Net realized gain	54,300	132,882	11,165

Net change in unrealized gain (loss):
Investments and cash equivalents	(257,645)	67,908	19,428
Foreign currencies	(31,699)	(13,942)	651

Net change in unrealized gain (loss)	(289,344)	53,966	20,079

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currencies	(235,044)	186,848	31,244

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(33,438)	$312,166	$120,387

EARNINGS (LOSS) PER COMMON SHARE	$(0.30)	$3.64	$1.90

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488